Exhibit 99.1

Alpine Bancorporation, Inc.
and Subsidiaries

Consolidated Financial Report
December 31, 2017

CONTENTS

Page
Number

INDEPENDENT AUDITOR’S REPORT	1 - 2

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets	3

Consolidated Statements of Operations	4

Consolidated Statements of Comprehensive Income	5

Consolidated Statements of Stockholders’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to Consolidated Financial Statements	8 - 50

Independent Auditor’s Report

Board of Directors

Alpine Bancorporation, Inc. and Subsidiaries

Belvidere, Illinois

We have audited the accompanying consolidated balance sheets of Alpine Bancorporation, Inc. and Subsidiaries (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alpine Bancorporation, Inc. and Subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

Report on Internal Controls over Financial Reporting

We also have audited in accordance with auditing standards generally accepted in the United States, the Company’s internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in 2013 and our report dated February 27, 2018, expressed an unmodified opinion.

Wipfli LLP

February 27, 2018
Madison, Wisconsin

Alpine Bancorporation, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2017 and 2016

(In thousands, except share data)

	2017	2016
Assets
Cash and due from banks	$25,746	$26,099
Interest bearing deposits with financial institutions	7,873	5,642
Cash and cash equivalents	33,619	31,741
Securities available-for-sale	314,239	341,212
Securities held-to-maturity (fair value $5,532 and $5,518)	5,496	5,495
Loans held-for-sale, at fair value	5,216	13,568
Loans held for investment	824,560	801,110
Less: allowance for loan losses	(6,504)	(9,856)
Loans held for investment, net	818,056	791,254
Federal Home Loan Bank Stock, at cost	1,009	2,644
Federal Reserve Bank Stock, at cost	1,118	1,115
Premises and equipment, net	23,329	21,509
Other real estate owned, net	53	748
Mortgage servicing rights, at fair value	6,213	5,771
Bank-owned life insurance	22,482	21,867
Accrued interest receivable	4,904	4,804
Other assets	7,750	8,158
Total assets	$1,243,484	$1,249,886

Liabilities
Deposits:
Non-interest bearing demand	$338,207	$325,829
Interest bearing:
Savings, NOW, and money market	573,984	563,581
Time	192,602	220,036
Total deposits	1,104,793	1,109,446
FHLB Advances	18,424	20,681
Accrued interest payable	505	654
Accrued taxes and employee salaries & benefits	4,051	3,317
Other liabilities	7,088	6,618
Total liabilities	1,134,861	1,140,716

Commitments and contingent liabilities (Note 13)

Stockholders’ Equity
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,475,000 and 8,475,000 shares issued and 8,449,278 and 8,475,000 shares outstanding at December 31, 2017 and 2016	8,475	8,475
Additional paid-in capital	10,196	10,191
Retained earnings	90,852	89,725
Accumulated other comprehensive income	(447)	779
Treasury stock, at cost (25,722 shares)	(453)	—
Total stockholders’ equity	108,623	109,170
Total liabilities and stockholders’ equity	$1,243,484	$1,249,886

See Notes to Consolidated Financial Statements.

Alpine Bancorporation, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2017, and 2016

(In thousands, except share data)

	2017	2016
Interest and dividend income
Loans, including fees	$34,508	$31,146
Securities:
Taxable	5,386	5,409
Tax-exempt	2,080	2,152
Dividends	281	267
Federal funds sold and other	240	272
Total interest and dividend income	42,495	39,246
Interest expense
Deposits	2,222	2,756
Line of credit	—	1
Other borrowed funds	472	424
Total interest expense	2,694	3,181
Net interest and dividend income	39,801	36,065
Provision for loan losses	—	450
Net interest and dividend income after provision for loan losses	39,801	35,615

Non-interest income
Trust income	7,332	6,774
Service charges on deposits	3,850	3,734
Mortgage servicing income, net of changes in fair value	3,008	3,271
Net gain on sale of loans	2,892	3,122
Net gain on sales of securities	226	1,358
Increase in cash surrender value of bank-owned life insurance	615	652
Debit card interchange income	3,778	3,310
Commercial card processing income	601	645
Other income	1,605	1,388
Total non-interest income	23,907	24,254
Non-interest expense
Salaries and employee benefits	29,027	27,220
Occupancy expense, net	2,730	2,914
Furniture and equipment expense	1,701	1,755
FDIC Insurance	616	603
Data processing	3,917	3,580
Card processing	1,735	1,473
Communications	988	1,072
Professional fees	1,129	1,690
Directors Fees	352	233
Advertising	574	928
Other real estate expense, net	10	156
Other expense	3,820	3,680
Total non-interest expense	46,599	45,304
Income before income taxes	17,109	14,565
Provision for income taxes	83	125
Net income	$17,026	$14,440

Basic earnings per share	$2.01	$1.70
Diluted earnings per share	2.01	1.70
Non-tax distributions per share	1.23	0.54

See Notes to Consolidated Financial Statements.

Alpine Bancorporation, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2017, and 2016

(In thousands)

	2017	2016

Net income	$17,026	$14,440

Unrealized holding (losses) gains on available-for-sale securities arising during the period	(1,000)	(4,230)

Less: Reclassification adjustment for the net gains realized during the period	226	1,358
Total other comprehensive loss	(1,226)	(5,588)
Comprehensive income	$15,800	$8,852

See Notes to Consolidated Financial Statements.

Alpine Bancorporation, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2017 and 2016

(In thousands, except share data)

					Accumulated
		Additional			Other	Total
	Common	Paid-in	Retained	Treasury	Comprehensive	Stockholders’
	Stock	Capital	Earnings	Stock	Income	Equity

Balance, January 1, 2016	$8,475	$10,103	$85,009	$—	$6,367	$109,954

Net income	—	—	14,440	—	—	14,440
Other comprehensive loss	—	—	—	—	(5,588)	(5,588)
Purchase of treasury stock	—	—	—	(546)	—	(546)
Sale of treasury stock	—	—	—	546	—	546
Contribution of land	—	88	—	—	—	88
Cash dividends declared	—	—	(9,724)	—	—	(9,724)
Balance, December 31, 2016	$8,475	$10,191	$89,725	$—	$779	$109,170

Net income	—	—	17,026	—	—	17,026
Other comprehensive loss	—	—	—	—	(1,226)	(1,226)
Purchase of treasury stock	—	—	—	(498)	—	(498)
Sale of treasury stock	—	5	—	45	—	50
Cash dividends declared	—	—	(15,899)	—	—	(15,899)
Balance, December 31, 2017	$8,475	$10,196	$90,852	$(453)	$(447)	$108,623

See Notes to Consolidated Financial Statements.

Alpine Bancorporation, Inc. and Subsidiaries

Consolidated Statements of Cash Flows - Unaudited

Years Ended December 31, 2017 and 2016

(In thousands)

	2017	2016
Cash flows from operating activities
Net income	$17,026	$14,440
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of premises and equipment	1,941	1,859
Net change in mortgage servicing rights	(442)	(544)
Provision for loan losses	—	450
Originations of loans held-for-sale	(135,601)	(185,590)
Proceeds from sales of loans held-for-sale	146,845	183,907
Net gain on sale of loans	(2,892)	(3,122)
Increase in cash surrender value of bank-owned life insurance	(615)	(652)
Net discount (accretion)/premium amortization on securities	3,944	4,188
Net gain on sale of securities	(226)	(1,358)
Net gains on sale of other real estate owned	(8)	(44)
Provision for other real estate owned losses	—	159
Net (gain) loss on disposal of fixed assets	417	18
Change in accrued interest receivable and other assets	308	53
Change in accrued interest payable and other liabilities	1,055	1,227
Net cash provided by operating activities	31,752	14,991
Cash flows from investing activities
Proceeds from maturities and calls, including paydown on securities available-for-sale	43,661	37,761
Proceeds from sales of securities available-for-sale	10,941	44,314
Purchases of securities available-for-sale	(32,574)	(67,693)
Purchases of securities held-to-maturity	—	(495)
Purchases of FHLB and FRB stock	(3,271)	—
Proceeds from sales of FHLB stock	4,903	—
Recoveries of loans charged off	647	457
Loan originations and principal collections, net	(28,649)	(74,246)
Proceeds from sales of other real estate owned	1,903	477
Proceeds from disposition of premises and equipment	3	15
Net purchases of premises and equipment	(4,181)	(3,562)
Net cash used in investing activities	(6,617)	(62,972)
Cash flows from financing activities
Net change in deposits	(4,653)	26,324
Proceeds from FHLB advances	—	16,000
Repayment of FHLB advances	(2,257)	(619)
Repayment of line of credit	—	(150)
Dividends paid	(15,899)	(9,724)
Purchase of treasury shares	(498)	(546)
Sales of treasury shares	50	546
Net cash provided by (used in) financing activities	(23,257)	31,831
Net change in cash and cash equivalents	1,878	(16,150)
Cash and cash equivalents at beginning of period	31,741	47,891
Cash and cash equivalents at end of period	$33,619	$31,741

Supplemental disclosures of cash flow information
Cash payments for:
Interest	$2,843	$3,272
Income Taxes	174	154
Non-cash transactions:
Transfer of loans to OREO	1,134	219
Contribution of land	—	88

See Notes to Consolidated Financial Statements.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Note 1.         Summary of Significant Accounting Policies

The accounting and reporting policies of Alpine Bancorporation, Inc. (the Company) conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practices within the banking industry.  Certain reclassifications were made to prior year amounts to conform to the current year presentation.  The following is a description of the significant policies.

Principles of consolidation:  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Alpine Bank & Trust Co. (the Bank).  Alpine Insurance Solutions is a wholly owned consolidated subsidiary of the Bank that provides limited insurance services.  Assets held in a fiduciary or agency capacity are not assets of the Company or its subsidiary and are not included in the consolidated financial statements.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of operations:  The Bank provides a variety of banking products and services to individuals and businesses through facilities in the Illinois counties of Winnebago, Boone, and northern DeKalb and has an increasing commercial presence in the Wisconsin counties of Dane and Milwaukee.  Primary deposit products are demand deposits, savings, and certificates of deposit and primary lending products are agribusiness, commercial, including commercial real estate, real estate mortgage, and installment loans.  The Bank also offers wealth and trust services to the public.

Use of estimates:  The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Although these estimates and assumptions are based upon the best available information, actual results could differ from those estimates.  The allowance for loan losses, valuation of mortgage servicing rights, valuation of OREO, and fair values of financial instruments are particularly subject to change.

Significant group concentrations of credit risk:  Most of the Company’s activities are with customers located within the Illinois counties of Winnebago, Boone, and northern DeKalb.  An increasing portion of the Company’s loan portfolio activities are with customers located within the Wisconsin counties of Dane and Milwaukee.  Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in the preceding areas.  Note 3 addresses the types of securities in which the Company invests.  Note 4 addresses the types of lending that the Company engages in.  The Company does not have any significant concentrations to any one industry or customer.

Presentation of cash flows:  For purposes of reporting cash flows, cash and cash equivalents include cash, deposits with other financial institutions with maturities fewer than 90 days, and federal funds sold.  Cash flows from loans, deposits, federal funds purchased, other short-term borrowings, and any sweep repurchase agreements are reported net.

Securities:  Securities are classified as available-for-sale or held-to-maturity at the time of purchase.  Debt securities classified as held-to-maturity are carried at amortized cost when management has the positive intent and ability to hold them to maturity.  Debt securities are classified as available-for-sale when they might be sold before maturity.  Equity securities with readily determinable fair values are classified as available-for-sale.  Securities classified as available-for-sale are recorded at fair value, with unrealized holding gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income on the level yield method without anticipating prepayments.  Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 1.         Summary of Significant Accounting Policies (Continued)

Securities (continued):  Management evaluates securities for other-than-temporary impairment (“OTTI”) when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer.  Management also assesses whether it intends to sell, or if it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis.  If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the Consolidated Statements of Operations and 2) OTTI related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.  For equity securities, the entire amount of impairment is recognized through earnings.

Loan Commitments and related financial instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer-financing needs.  The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay.  Such financial instruments are recorded when they are funded.  Instruments, such as standby or performance letters of credit that are considered financial guarantees are recorded at fair value at inception, if material.

Loans held-for-sale:  The Bank originates residential mortgage loans, which consist of loan products eligible for sale to the secondary market.  Residential mortgage loans intended and eligible for sale in the secondary market are carried at fair value.  The fair value of loans held-for-sale is determined using quoted secondary market prices on similar loans.

Mortgage loans held-for-sale are generally sold with servicing rights retained.  The carrying value of mortgage loans sold is reduced by the amount allocated to the servicing right.  Gains and losses on sales of mortgage loans are recorded in non-interest income and are based upon the difference between the selling price and the carrying value of the related loan sold using the specific identification method.

Loans:  The Bank grants mortgage, commercial, agriculture and consumer loans to customers.  A substantial portion of the loan portfolio is represented by loans throughout Winnebago, Boone, and northern DeKalb counties in Illinois.  In addition, an increasing portion of the loan portfolio is represented by loans, principally commercial, in Dane and Milwaukee Counties in Wisconsin.  The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in these areas.

Loans held-for-investment are loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off and are generally reported at their outstanding unpaid principal balances adjusted for charge-offs and net of an allowance for loan losses.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield.

Interest income on mortgage and commercial loans is discontinued and placed on non-accrual status at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection.  Open-end home equity lines of credit loans are charged off no later than 180 days past due, and commercial loans are charged off to the extent principal or interest is deemed uncollectible.  Closed end retail and mortgage loans continue to accrue interest until they are charged off no later than 120 days past due unless the loan is in the process of collection and well secured.  Past-due status is based on the contractual terms of the loan.  In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.  Non-accrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 1.         Summary of Significant Accounting Policies (Continued)

Loans (continued): All interest accrued but not received for loans placed on non-accrual is reversed against interest income.  Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Under the cost-recovery method, interest income is not recognized until the loan balance is reduced to zero.  Under the cash-basis method, interest income is recorded when the payment is received in cash.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for loan losses:  The allowance for loan losses is a valuation allowance for probable incurred credit losses and is maintained at a level, which, in management’s judgment, is adequate to absorb credit losses relating to specifically identified loans, as well as probable credit losses inherent in the loan portfolio.  The amount of the allowance is an estimate based on management’s evaluation of the collectability of the loan portfolio, including the nature and volume of the portfolio, credit concentrations, and trends in historical loss experience, specific impaired loans, and the effect of economic conditions and other factors.  Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.  Because of uncertainties inherent in the estimation process, management’s estimate of credit losses inherent in the loan portfolio and the related allowance may change materially in the near term.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.  The allowance is increased by a provision for loan losses, which is charged to expense.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

When establishing the general component of the allowance for loan losses, management categorizes loans into loan pools generally based on the nature of the collateral or purpose of the loan.  These loan pools and their common characteristics are as follows:

The Commercial loan segment includes the following:

Commercial loans — Commercial loans are loans for commercial and industrial purposes, including issuing letters of credit, whether secured or unsecured, single-payment or amortizing.  These loans originate to sole proprietorships, partnerships, or corporations.  These may also include loans made to individuals for commercial, industrial, and professional purposes but not for investment or personal expenditures.  The Bank’s commercial business loan portfolio is comprised of loans for a variety of business purposes and generally is secured by equipment, machinery and other business assets.

Municipal loans — These loans provide financing for counties, municipalities, school districts, irrigation districts, state and local housing authorities and drainage and sewer districts or any obligations that are initiated by the state or local governments.

Agricultural loans — These are loans which originate to finance agricultural production, whether secured or unsecured and whether made to farm owners and operators or to non-farmers.  These include loans made for the purpose of financing the growing and storing of crops, the marketing or carrying of agricultural products and the production of livestock.  Also included in this pool would be loans made to farmers for the purchase or maintenance of farm machinery, equipment and implements, or provisions for farmer living expenses.

The commercial real estate loan segment includes the following:

Owner occupied real estate loans — These are loans secured by owner-occupied non-farm nonresidential properties.  These are loans for which the primary source of repayment is the cash flow from the ongoing operations and activities conducted by the party who owns the property.  Rental income, if derived from a nonaffiliated third party, must be less than 50% of the source of repayment.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 1.         Summary of Significant Accounting Policies (Continued)

Allowance for loan losses (continued):  Non owner-occupied real estate — Non owner-occupied are loans secured by non-farm nonresidential properties, including business and industrial properties, hotels, motels, churches, hospitals, educational and charitable institutions, dormitories, clubs, lodges, association buildings, homes for aged persons and orphans, golf courses, recreational facilities and similar properties.

Construction, land development, and other land loans — These loans are secured by real estate and originated to finance (a) land development preparatory to erecting vertical improvements or (b) the on-site construction of industrial, commercial, residential, or farm buildings.  For purposes of this classification, “construction” includes not only construction of new structures, but also includes any loans originated to finance additions or alterations to existing structures and the demolition of existing structures to make way for new structures.  Also included are loans secured by vacant land, except land known to be used or usable for agricultural purposes.  Until a permanent loan originates or payoff occurs all construction loans secured by real estate are reportable in this loan pool.  Loans to finance construction and land development that are not secured by real estate are segmented and reported separate from this pool.

Other commercial real estate loans — This includes farmland loans, multi-family loans and other real estate secured loans.  Farmland loans include all loans secured by farmland and improvements thereon.  Farmland includes all land known to be used or usable for agricultural purposes, such as crop and livestock production.  Farmland includes grazing or pastureland, whether tillable or not and whether wooded or not.  Multi-family loans include loans to finance non-farm properties with five or more units in structures primarily to accommodate households on a temporary or permanent basis.  These may include apartment buildings or apartment hotels.

The residential real estate loan segment includes the following:

Residential real estate loans — Residential loans are generally smaller in size and are homogenous because they exhibit similar characteristics.  These loans are secured by nonfarm property containing one to four family dwelling units (including vacation homes), mobile homes, and individual condominium dwelling units secured by an interest in the individual housing unit.

The installment and personal loan segment includes the following:

Direct consumer loans - These loans may take the form of installment loans, demand loans, and single payment loans and are extended to individuals for household, family, and other personal expenditures.  These also include direct consumer automobile loans extended by the bank for the purpose of purchasing a new or used vehicle for personal use.

Indirect consumer loans — These loans include retail installment-sales paper purchased by the bank from merchants or dealers of retail sales of vehicles for personal use.

Home equity loans — These consist of closed-end loans secured by one to four family residential properties secured by junior liens.

Home equity lines — These loans consist of revolving open-end lines of credit secured by one to four family residential properties extended to individuals for household, family, and other personal expenditures.  These lines of credit, commonly known as home equity lines, are typically secured by a junior lien and are usually accessible by check.

Personal reserve account loans — These consist of extensions of credit to individuals for household, family and other personal expenditures arising from prearranged overdraft plans.

Credit card lines — These consist of unsecured revolving open-end lines of credit to individuals and businesses for expenditures.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 1.         Summary of Significant Accounting Policies (Continued)

Allowance for loan losses (continued): The allowance consists of specific and general components.  The specific component relates to loans that are individually classified as impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (“TDRs”) and classified as impaired.

Additional factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Impaired loans are measured on an individual basis based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral, net of costs to sell, if the loan is collateral dependent.  For impaired loans, accrual of interest is discontinued on a loan when management believes after considering collection efforts and other factors that the borrower’s financial condition is such that the collection of interest is doubtful.

Troubled debt restructurings are individually evaluated for impairment and included in the separately identified impairment disclosures.  TDRs are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.  If a commercial TDR is considered to be a collateral dependent loan, the loan is reported at the fair value of the collateral, net.  For TDRs that subsequently default, the Bank determines the amount of the allowance on that loan in accordance with the accounting policy for the allowance for loan losses on loans individually identified as impaired.  The Bank incorporates recent historical experience related to TDRs including the performance of TDRs that subsequently default into the calculation of the allowance by loan portfolio segment.

The general component covers loans that are collectively evaluated for impairment.  Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans are collectively evaluated for impairment.  The general allowance component also includes loans that are not individually identified for impairment evaluation, as well as those loans that are individually evaluated but are not considered impaired.  The general component is based on historical loss experience adjusted for current factors.  The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Bank.  This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment.

These economic and other factors include, but are not limited to, consideration of the following: changes in the nature and volume of the portfolio and terms of loans, changes in volume and severity of past due loans and similar conditions such as trends in delinquencies and impaired loans (including TDRs); levels of and trends in charge-offs and recoveries;  changes in levels of loans classified as special mention, substandard, or doubtful; effects of any changes in the quality of the organization’s loan review system including risk selection; other changes in lending policies and procedures including changes in underwriting standards and collections, charge offs, and recovery practices; changes in the experience, ability, and depth of lending management and other relevant staff; changes in international, national, regional, and local economic trends and conditions; changes in the value of underlying collateral on collateral dependent loans; industry conditions and effects of changes in credit concentration and levels of such concentration; and the effect of other external factors (i.e. competition, legal and regulatory requirements) on the level of estimated credit losses.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 1.         Summary of Significant Accounting Policies (Continued)

Troubled debt restructurings:  A loan is classified as a troubled debt restructuring when a borrower is experiencing financial difficulties that leads to a restructuring of the loan, and the Company grants concessions to the borrower in the restructuring that it would not otherwise consider.  These concessions may include rate reductions, principal forgiveness, extension of maturity date, and other actions intended to minimize potential losses.  Loans are not classified as a TDR when the modification is short-term or results in only an insignificant delay or shortfall in the payments to be received.  The Bank’s TDRs are determined on a case-by-case basis in connection with ongoing loan collection and credit analysis processes.

The Company generally does not accrue interest on any TDRs unless it believes collection of all principal and interest under the modified terms is reasonably assured.  For TDRs to accrue interest, the borrower must demonstrate both some level of past performance and the capacity to perform under the modified terms.  Generally, six months of consecutive payment performance by the borrower under the restructured terms is required before TDRs are returned to accrual status.  However, the period could vary depending on the individual facts and circumstances of the loan.  An evaluation of the borrower’s current creditworthiness is used to assess whether the borrower has the capacity to repay the loan under the modified terms.  This evaluation includes an estimate of expected cash flows, evidence of strong financial position, and estimates of the value of collateral, if applicable.

Mortgage servicing rights:  The Bank is also involved in the business of servicing mortgage loans.  Servicing activities include collecting principal, interest, and escrow payments from borrowers, making tax and insurance payments on behalf of the borrowers, monitoring delinquencies, executing foreclosure proceedings, and accounting for and remitting principal and interest payments to the investors.  Mortgage servicing rights represent the right to a stream of cash flows and an obligation to perform specified residential mortgage servicing activities.

Servicing rights are recognized separately as assets when they are acquired through sales of loans and servicing rights are retained.  Servicing rights are initially recorded at fair value with the effect recorded in gains on sales of loans on the Consolidated Statements of Operations.  Mortgage servicing rights are valued under the fair value measurement method.  Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.  The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation   rate, ancillary income, prepayment speeds and default rates and losses.  While market-based data is used to determine the input assumptions, the Bank incorporates its own estimates of assumptions market participants would use in determining fair value of mortgage servicing rights.  Changes in fair value are recognized and reported in the Consolidated Statement of Operations as a component of mortgage servicing income.

Servicing fee income, which is included on the Consolidated Statements of Operations as mortgage servicing income, net of fair value changes, is recorded for fees earned for servicing loans.  The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned.

Mortgage loans that the Company is servicing for others are not included in the Consolidated Balance Sheets.  Fees received in connection with servicing loans for others are recognized as earned.  Loan servicing costs are charged to expense as incurred.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 1.         Summary of Significant Accounting Policies (Continued)

Premises and equipment:  Premises and equipment are stated at cost less accumulated depreciation.  Depreciation is charged to operating expense on a straight-line or an accelerated basis over the estimated useful lives of the assets (10-60 years, buildings and improvements; 3-15 years, furniture and equipment).  Gains and losses are included in other noninterest income in the Consolidated Statements of Operations.  Maintenance and repairs are charged to operating expenses as incurred, while improvements that conform to definitions of tangible property improvements are capitalized and depreciated over the estimated remaining life.

Non-marketable equity securities:  Non-marketable equity securities include Federal Reserve Bank (“FRB”) and Federal Home Loan Bank (“FHLB”) stock as well as other non-marketable equity securities.  The Bank is a member of its regional Federal Reserve Bank.  FRB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value.  Both cash and stock dividends are reported as income.

The Bank is also a member of the FHLB system.  Members are required to own a certain amount of stock based on the level of borrowings and other factors.  Effective January, 2017, FHLB began repurchasing all stock in excess of membership activity requirements.  FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value.  Both cash and stock dividends are reported as income. All other non-marketable equity securities are carried at cost, classified as restricted, and periodically evaluated for impairment.

Other Real Estate Owned: Other real estate owned (“OREO”) properties are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis.  Physical possession of residential real estate property collateralizing a consumer mortgage loan occurs when legal title is obtained upon completion of foreclosure or when the borrower conveys all interest in the property to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement.  These assets are subsequently accounted for at the lower of cost or fair value less estimated costs to sell.  If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense.  Revenue and expenses from operations and fair value write-downs are included in other real estate expense.

Bank-owned life insurance:  The Company has purchased life insurance policies on certain employees (both current and former).  The bank owned life insurance (“BOLI”) is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value (“CSV”) or the amount that can be realized.  The change in CSV is recorded as increase in cash surrender value of bank-owned life insurance in the Consolidated Statements of Operations in noninterest income.

Loss contingencies:  Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.  Management does not believe there now are such matters that will have a material effect on the financial statements.

Wealth Management & Trust Services:  Assets held in a fiduciary or agency capacity for customers are not included in the consolidated financial statements as they are not assets of the Company or its subsidiaries.  Fee income is recognized on a cash basis and is included as a component of noninterest income in the Consolidated Statements of Operations.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 1.         Summary of Significant Accounting Policies (Continued)

Long Term Incentive Plan: Compensation cost for the Company Restricted Stock Plan awards issued to employees is based upon the fair value of the awards at the effective date of grant.  The market price of the Company’s common stock at the grant date is used for the valuation of restricted stock and restricted stock unit awards.  Compensation cost is recognized over the required service performance period, generally defined as the vesting period.

Transfers of financial assets:  Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Earnings per common share:  Basic earnings per share (“EPS”) of common stock is computed by dividing net income applicable to common shareholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS is computed by dividing net income applicable to common shareholders by the weighted-average number of common shares outstanding plus the number of additional common shares that would have been outstanding if dilutive shares were issued.

Mortgage banking derivatives:  Commitments to fund mortgage loans (interest rate locks) to be sold into the secondary market and forward commitments for the future delivery of these mortgage loans are accounted for as free standing derivatives.  Fair values of these mortgage derivatives are estimated based on changes in mortgage interest rates from the date the interest rate on the loan is locked.  The Company enters into forward commitments for the future delivery of mortgage loans when interest rate locks are entered into, in order to hedge the change in interest rates resulting from its commitments to fund the loans.  Changes in the fair values of these derivatives are included in net gain on sales of loans.

Income taxes:  Effective January 1, 2006, the Company, with the consent of its stockholders and the applicable taxing authorities, began being taxed under sections of federal and state income tax law, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata share of the Company’s income, deductions, losses and credits. The Company is responsible for and records as expense appropriate state income taxes.

The Company accounts for uncertainty in income taxes, which arise, based on determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  The Company did not have any significant uncertain tax positions as of December 31, 2017 and 2016.

Comprehensive income:  Comprehensive income is the total of reported earnings of all other revenues, expenses, gains, and losses that are not reported in earnings under GAAP.  The Company includes the following items in other comprehensive income (loss) in the Consolidated Statements of Comprehensive Income: (i) change in net unrealized gains or losses on available-for-sale securities, less (ii) the reclassification adjustment for the net gains (losses) realized during the period.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 1.         Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements:

Future accounting standards:

In May 2014, the FASB issued ASU No. 2014-09 “Revenue from Contracts with Customers (Topic 606).”  The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services.  ASU 2014-09 was to be effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period.  The amendments can be applied retrospectively to each prior reporting period or retrospectively with the cumulative effect of initially applying this update recognized at the date of initial application.  Early application is not permitted.  The Company is assessing the impact of ASU 2014-09 on its accounting and disclosures.

In August 2015, the FASB issued ASU 2015-14 “Revenue from Contracts with Customers (Topic 606) Deferral of the Effective Date.”  This accounting standards update defers the effective date for an additional year.  ASU 2015-14 will be effective for non-public business entities for annual reporting periods beginning after December 15, 2018. The Company does not believe the adoption of this standard will have a significant impact on its consolidated financial statements because the majority of the Company’s financial instruments are not within the scope of Topic 606.  Revenue streams within Other Noninterest Income that the Company is evaluating include Service Charges on deposit accounts and Income from fiduciary activities.

In January 2016, the FASB issued ASU No. 2016-01 Financial Instruments - Overall (Subtopic 825-10) “Recognition and Measurement of Financial Assets and Financial Liabilities”.  The amendments in this ASU require all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee).  The amendments in this accounting standard update also require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.  In addition, the amendments in this accounting standard update eliminate the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities and the requirement to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet for public business entities.  This new standard is effective for consolidated financial statements issued for annual periods beginning after December 15, 2018. The Company does not believe the adoption of the rest of the standard will have a significant impact on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842). The amendment requires lessees recognized the following for all leases (with the exception of short-term leases) as the commencement date (1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discount basis; and (2) A right of use asset which is an asset that represents the lessee’s right to use, control the us e of, a specified asset for the lease term.  Under the new guidance, lessor accounting is largely unchanged.  Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers.  These amendments are effective for fiscal years beginning after December 15, 2019.  Early application is permitted. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements.  The Company does not believe the adoption of the standard will have a significant impact on its consolidated financial statements.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 1.         Summary of Significant Accounting Policies (Continued)

In June 2016, FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326). This guidance replaces the current incurred loss model with an expected loss model, which is referred to as the current expected credit loss (CECL) model.  The CECL model is applicable to the measurement of credit losses in financial assets, measures at amortized cost, including loan receivables, held to maturity debt securities, and reinsurance receivables.  It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor. These amendments are effective for fiscal years beginning after December 15, 2020.  Entities may adopt early for fiscal years beginning after December 15, 2018.  The Company is assessing the impact of ASU 2016-13 on its accounting and disclosures.

In December 2017, FASB issued ASU 2017-08, Premium Amortization of Purchased Callable Debt Securities (Subtopic 310-20). This standard requires that premiums on purchased callable debt securities to be amortized to the earliest call date.  The amendment does not require an accounting change for securities held at a discount, the discount continues to be amortized until maturity. This new standard is effective for annual reporting periods beginning after December 15, 2018.  The Company does not believe this will have a significant impact on its consolidated financial statements.

In December 2017, FASB issued ASU 2017-12, Targeted Improvement to Accounting for Hedging Activities (Topic 815).  This standard is intended to improve the financial reporting of certain hedging relationships and simplify application of hedge accounting guidance through the following changes: 1) permits hedge accounting for risk components in certain hedging relations involving nonfinancial risk and interest rate risk; 2) changes the guidance for designating fair value hedges on interest rate risk and for measuring the change in fair value of the hedged item in fair value hedges of interest rate risk; 3) requires the Company to present the earning effect of the hedging instrument in the same income statement line item in which the earnings effect of the hedged item is reported; and 4) provide for other targeted improvements to ease the application of current guidance related to the assessment of hedge effectiveness.  The standard also requires some changes to the hedging disclosures.  This new standard is effective for consolidated financial statements issued for annual periods beginning after December 15, 2019.  The Company does not believe this will have a significant impact on its consolidated financial statements.

Pending Transaction:  On October 16, 2017, the Company finalized and executed a merger agreement with Midland States Bancorp, Inc. (“Midland”) an Illinois corporation and registered bank holding company and its wholly owned subsidiary Midland States Bank an Illinois state-chartered bank headquartered in Effingham Illinois.  Under the terms of the agreement shareholders of the Company are expected to receive a combination of cash and shares of Midland States Bancorp, Inc.’s stock valued at $21.42 per share for each share of Company stock based on the closing price of Midland common stock as reports on the Nasdaq Select Market of $33.10 as of October 13, 2017, the trading day immediately preceding the public announcement of the merger.  This merger is anticipated to be finalized on February 28, 2018.

Subsequent events:  The Company has evaluated subsequent events for recognition and disclosure through February 27, 2018, which is the date the consolidated financial statements were available to be issued.

Note 2.                                             Restrictions on Cash and Amounts Due From Banks

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank.  In accordance with the reserve requirements, the average reserve balances were $1.27 million and $1.47 million, for the years ending December 31, 2017, and 2016, respectively.  There were no reserve balances held on deposit with the Federal Reserve Bank at December 31, 2017 and 2016.

The nature of the Company’s business requires that it maintain amounts with other banks and federal funds, which, at times, may exceed federally insured limits.  Management monitors these correspondent relationships, and the Company has not experienced any losses in such accounts.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 3.                                             Securities

Investment portfolio management: The investment portfolio serves the liquidity and income needs of the Company.  While the portfolio serves as an important component of the overall liquidity management at the Bank, portions of the portfolio also serve as income producing assets.  The size and composition of the portfolio reflects liquidity needs, loan demand and interest income objectives.  Portfolio size and composition will be adjusted from time to time.  While a significant portion of the portfolio consists of readily marketable securities to address liquidity, other parts of the portfolio may reflect funds invested pending future loan demand or to maximize interest income without undue interest rate risk.

Securities are comprised of debt securities, certificates of deposit, and marketable equity securities.  Securities available-for-sale are carried at fair value.  Unrealized gains and losses, net of tax, on securities available-for-sale are reported as a separate component of equity.  This balance sheet component changes as interest rates and market conditions change.  Unrealized gains and losses are not included in the calculation of regulatory capital.

Securities held-to-maturity are carried at amortized cost.  In accordance with GAAP, the Company has the positive intent and ability to hold the securities to maturity.

The following tables summarize the amortized cost and fair value of the securities portfolio and the corresponding amounts of gross unrealized gains and losses at December 31:

	2017
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value
	(in thousands)
Securities Available-for-Sale
Debt Securities:
U.S. Government and federal agency	$78,199	$371	$(57)	$78,513
State and municipal	95,897	1,210	(596)	96,511
Residential mortgate-backed	132,081	143	(1,521)	130,703
Corporate bonds	—	—	—	—
	306,177	1,724	(2,174)	305,727
Marketable equity securities	8,509	74	(71)	8,512

Total Securities Available-for-Sale	$314,686	$1,798	$(2,245)	$314,239

Securities Held-to-Maturity
Corporate bonds	$5,496	$36	$—	$5,532

Total Securities Held-to-Maturity	$5,496	$36	$—	$5,532

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 3.         Securities (Continued)

	2016
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value
	(in thousands)
Securities Available-for-Sale
Debt Securities:
U.S. Government and federal agency	$105,155	$1,216	$—	$106,371
State and municipal	105,435	1,637	(1,465)	105,607
Residential mortgate-backed	121,670	426	(1,188)	120,908
Corporate bonds	514	1	—	515
	332,774	3,280	(2,653)	333,401
Marketable equity securities	7,659	219	(67)	7,811

Total Securities Available-for-Sale	$340,433	$3,499	$(2,720)	$341,212

Securities Held-to-Maturity
Corporate bonds	$5,495	$23	$—	$5,518

Total Securities Held-to-Maturity	$5,495	$23	$—	$5,518

Gross realized gains and gross realized losses on sales of securities available-for-sale for the years ended December 31, are as follows:

	2017	2016
	(in thousands)
Proceeds from sales of securities	$10,941	$44,314

Gross Realized gains	$230	$1,372
Gross Realized losses	(4)	(14)
Securities gains (losses), net	$226	$1,358

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 3.         Securities (Continued)

The amortized cost and fair value of debt securities by contractual maturity as of December 31, 2017, are shown in the following summary.  Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately in the following summary.

	Amortized	Fair
	Cost	Value
	(in thousands)
Securities Available-for-Sale
Due in one year or less	$34,852	$34,899
Due after one year through five years	97,581	98,425
Due after five years through ten years	19,963	20,220
Due after ten years	21,700	21,480
	174,096	175,024
Marketable equity securities	8,509	8,512
Residential mortgage-backed	132,081	130,703

	$314,686	$314,239

Securities Held-to-Maturity
Due after one year through five years	$5,000	$5,019
Due after five years through ten years	496	513
	$5,496	$5,532

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 3.                                             Securities (Continued)

The following table shows the fair value and the unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31:

	2017
	Less than 12 Months			12 Months or More			Total
		Unrealized	Number of		Unrealized	Number of		Unrealized	Number of
	Fair Value	Loss	Securities	Fair Value	Loss	Securities	Fair Value	Loss	Securities
	(in thousands, except for number of securities)
Securities Available-for-Sale
Debt Securities:
U.S. Government and federal agency	$28,448	$(57)	6	$—	$—	—	$28,448	$(57)	6
State and municipal	15,374	(75)	22	19,680	(521)	24	35,054	(596)	46
Residential mortgage backed	60,430	(308)	25	49,174	(1,213)	19	109,604	(1,521)	44

Marketable equity securities	—	—	—	7,929	(71)	1	7,929	(71)	1

	$104,252	$(440)	53	$76,783	$(1,805)	44	$181,035	$(2,245)	97

	2016
	Less than 12 Months			12 Months or More			Total
		Unrealized	Number of		Unrealized	Number of		Unrealized	Number of
	Fair Value	Loss	Securities	Fair Value	Loss	Securities	Fair Value	Loss	Securities
	(in thousands, except for number of securities)
Securities Available-for-Sale
Debt Securities:
State and municipal	$37,324	$(1,465)	53	$—	$—	—	$37,324	$(1,465)	53
Residential mortgage backed	69,740	(1,188)	26	—	—	—	69,740	(1,188)	26

Marketable equity securities	6,938	(62)	1	5	(5)	1	6,943	(67)	2

	$114,002	$(2,715)	80	$5	$(5)	1	$114,007	$(2,720)	81

Unrealized losses have not been recognized into income because the issuers’ bonds are of high credit quality, the decline in fair value is largely due to changes in market interest rates, and the Company will likely not be required to sell the investments before recovery of their amortized costs.  The fair value is expected to recover as the bonds approach their maturity date and/or market rates decline.

Securities pledged at year-end 2017 and 2016 had a carrying amount of $104.4 million and $128.1 million and were pledged to secure public deposits or for other purposes as permitted or required by law.

At December 31, 2017 and 2016, there were no holdings of securities of any one issuer, other than U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 4.           Loans

The composition of net loans as of December 31 is as follows:

	2017	2016
	(in thousands)
Commercial	$200,114	$193,332
Agricultural	17,088	16,628
Commercial real estate:
Owner occupied	106,859	111,961
Non-owner occupied	153,308	128,668
Construction real estate	50,097	67,795
Other	66,613	57,396
Residential real estate	111,778	102,209
Installment and personal	118,703	123,121
	824,560	801,110
Allowance for loan losses	(6,504)	(9,856)

Loans, net	$818,056	$791,254

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 4.           Loans (Continued)

The following tables present the contractual aging of the recorded investment in past due loans, by class of loans, as of December 31:

	2017
				Loans Past		90 Days or
		30-59 Days	60-89 Days	Due 90 Days		More Past Due
	Current	Past Due	Past Due	or More	Total	and Accruing
	(in thousands)
Commercial	$199,859	$84	$68	$103	$200,114	$—
Agricultural	17,006	—	8	74	17,088	—
Commercial real estate:
Owner occupied	106,859	—	—		106,859	—
Non-owner occupied	152,255	1,053	—	—	153,308	—
Construction real estate	50,097	—	—	—	50,097	—
Other	66,613	—	—	—	66,613	—
Residential real estate	111,719	59	—		111,778	—
Installment and personal	118,097	453	10	143	118,703	—

Total	$822,505	$1,649	$86	$320	$824,560	$—

	2016
				Loans Past		90 Days or
		30-59 Days	60-89 Days	Due 90 Days		More Past Due
	Current	Past Due	Past Due	or More	Total	and Accruing
	(in thousands)
Commercial	$193,200	$96	$—	$36	$193,332	$—
Agricultural	16,591	37	—	—	16,628	—
Commercial real estate:
Owner occupied	111,892	—	—	69	111,961	—
Non-owner occupied	128,668	—	—	—	128,668	—
Construction real estate	66,850	945	—	—	67,795	—
Other	57,374	22	—	—	57,396	—
Residential real estate	101,805	216	—	188	102,209	—
Installment and personal	122,645	181	94	201	123,121	—

Total	$799,025	$1,497	$94	$494	$801,110	$—

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 4.           Loans (Continued)

The recorded investment in non-accrual loans by class of loans as of December 31 is as follows:

	2017	2016
	(in thousands)
Commercial	$1,272	$721
Agricultural	186	28
Commercial real estate:
Owner occupied	109	1,174
Non-owner occupied	445	612
Construction real estate	1,032	—
Residential real estate	403	265
Installment and personal	333	414

Total	$3,780	$3,214

As part of the on-going monitoring of the credit quality of the Company’s loan portfolio, management categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt and comply with various terms of their loan agreements.  The Company considers current financial information, historical payment experience, credit documentation, public information, and current economic trends.  Generally, all sizeable credits receive a financial review no less than annually to monitor and adjust, if necessary, the credit’s risk profile.  For special mention, substandard, and doubtful credit classifications, the frequency of review is increased to no less than quarterly in order to determine potential impact on credit loss estimates.

The Company categorizes loans into the following risk categories based on relevant information about the ability of borrowers to service their debt:

Pass — A pass asset is well protected by the current worth and paying capacity of the obligator (or guarantors, if any) or by the fair value, less cost to acquire and sell, of any underlying collateral.

Special Mention — A special mention asset, or risk rating of 5, has potential weaknesses that deserve management’s close attention.  The asset may also be subject to a weak or speculative market or to economic conditions, which may, in the future adversely affect the obligator.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Bank’s credit position at some future date.  Special mention assets are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.

Substandard — A substandard asset, or risk rating of 6, is an asset with a well-defined weakness that jeopardizes repayment, in whole or in part, of the debt.  These credits are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged.  These assets are characterized by the distinct possibility that the Company will sustain some loss of principal and/or interest if the deficiencies are not corrected.  It is not necessary for a loan to have an identifiable loss potential in order to receive this rating.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 4.           Loans (Continued)

Doubtful — An asset that has all the weaknesses, or risk rating of 7, inherent in the substandard classification, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

Loss — An asset, or portion thereof, classified as loss, or risk rated 8, is considered uncollectible and of such little value that its continuance on the Company’s books as an asset is not warranted.  This classification does not necessarily mean that an asset has no recovery or salvage value; but rather, there is much doubt about whether, how much, or when the recovery would occur.  As such, it is not practical or desirable to defer the write-off.

Residential real estate, installment, and personal loans are assessed for credit quality based on the contractual aging status of the loan and payment activity.  Such assessment is completed at the end of each reporting period

The following tables present the risk category of loans evaluated by class of loans based on the most recent analysis performed as of December 31:

	2017
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Total
	(in thousands)
Commercial	$191,494	$7,119	$1,501	$—	$—	$200,114
Agricultural	15,019	885	1,184	—	—	17,088
Commercial real estate:
Owner occupied	106,226	457	176	—	—	106,859
Non-owner occupied	152,863	—	445	—	—	153,308
Construction real estate	49,065	—	1,032	—	—	50,097
Other	65,135	1,478	—	—	—	66,613
Residential real estate	106,509	1,178	4,091	—	—	111,778
Installment and Personal	117,252	64	1,387	—	—	118,703

Total	$803,563	$11,181	$9,816	$—	$—	$824,560

	2016
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Total
	(in thousands)
Commercial	$187,126	$1,065	$5,141	$—	$—	$193,332
Agricultural	16,600	—	28	—	—	16,628
Commercial real estate:
Owner occupied	108,220	344	3,397	—	—	111,961
Non-owner occupied	128,056	—	612	—	—	128,668
Construction real estate	62,883	—	4,912	—	—	67,795
Other	56,938	—	458	—	—	57,396
Residential real estate	96,890	1,195	4,124	—	—	102,209
Installment and Personal	121,387	169	1,565	—	—	123,121

Total	$778,100	$2,773	$20,237	$—	$—	$801,110

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 4.           Loans (Continued)

The following tables present additional detail of impaired loans, segregated by class of loans, as of December 31, 2017 and 2016.  The unpaid principal balance represents the recorded balance prior to any partial charge-offs.  The recorded investment represents customer balances net of any partial charge-offs recognized on the loans.  The interest income recognized column represents all interest income reported on either a cash or accrual basis after the loan became impaired.  The cash basis income column represents only the interest income recognized on a cash basis after the loan was classified as impaired:

	2017
						Cash Basis
	Unpaid		Allowance for	Average	Interest	Interest
	Principal	Recorded	Loan Losses	Recorded	Income	Income
	Balance	Investment	Allocated	Investment	Recognized	Recognized
	(in thousands)
With no related allowance recorded:
Commercial	$929	$929	$—	$781	$103	$103
Agricultural	186	116	—	76	11	11
Commercial real estate:
Owner occupied	109	109	—	158	10	10
Non-owner occupied	445	445	—	568	56	56
Construction real estate	899	899	—	453	147	147
Residential real estate	210	210	—	172	16	16

With an allowance recorded:
Commercial	343	219	129	129	21	21
Commercial real estate
Construction real estate	81	81	2	357	4	4
Residential real estate	63	63	36	65	3	3

Total	$3,265	$3,071	$167	$2,759	$371	$371

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 4.                                 Loans (Continued)

	2016
						Cash Basis
	Unpaid		Allowance for	Average	Interest	Interest
	Principal	Recorded	Loan Losses	Recorded	Income	Income
	Balance	Investment	Allocated	Investment	Recognized	Recognized
	(in thousands)
With no related allowance recorded:
Commercial	$486	$486	$—	$552	$8	$8
Commercial real estate:
Owner occupied	1,091	1,091	—	406	78	78
Non-owner occupied	612	612	—	642	—	—
Construction real estate	—	—	—	1	—	—
Other	—	—	—	6	—	—
Residential real estate	71	71	—	75	—	—
Installment and personal	28	5	—	—	—	—

With an allowance recorded:
Commercial	2,020	1,916	528	496	109	109
Commercial real estate
Owner occupied	82	12	7	3	—	—
Non-owner occupied	—	—	—	—	4	4
Construction real estate	614	614	592	622	29	29
Residential real estate	63	63	36	64	3	3

Total	$5,067	$4,870	$1,163	$2,867	$231	$231

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 4.                                 Loans (Continued)

The following table provides additional detail of the activity in the allowance for loan losses, by portfolio segment, for the year ended December 31:

	2017
				Residential	Installment
			Commercial	Real	and
	Commercial	Agricultural	Real Estate	Estate	Personal	Total

	(in thousands)
Allowance for loan losses:

Balance, beginning of year	$2,618	$74	$5,458	$684	$1,022	$9,856
Provision for loan losses	754	75	(199)	(478)	(152)	—
Loans charged off	(1,114)	(12)	(2,161)	(52)	(660)	(3,999)
Recoveries	30	—	275	62	280	647

Balance, end of year	$2,288	$137	$3,373	$216	$490	$6,504

Allowance allocated to loans:

Individually evaluated for impairment	$129	$—	$2	$36	$—	$167
Collectively evaluated for impairment	2,159	137	3,371	180	490	6,337

Total	$2,288	$137	$3,373	$216	$490	$6,504

Loans:

Individually evaluated for impairment	$1,148	$116	$1,534	$273	$—	$3,071
Collectively evaluated for impairment	198,966	16,972	375,343	111,505	118,703	821,489

Total	$200,114	$17,088	$376,877	$111,778	$118,703	$824,560

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 4.                                 Loans (Continued)

The following table provides additional detail of the activity in the allowance for loan losses, by portfolio segment, for the year ended December 31:

	2016
				Residential	Installment
			Commercial	Real	and
	Commercial	Agricultural	Real Estate	Estate	Personal	Total

	(in thousands)
Allowance for loan losses:

Balance, beginning of year	$2,297	$41	$5,464	$941	$1,313	$10,056
Provision for loan losses	363	33	55	(347)	346	450
Loans charged off	(80)	—	(236)	(7)	(784)	(1,107)
Recoveries	38	—	175	97	147	457

Balance, end of year	$2,618	$74	$5,458	$684	$1,022	$9,856

Allowance allocated to loans:

Individually evaluated for impairment	$528	$—	$599	$36	$—	$1,163
Collectively evaluated for impairment	2,090	74	4,859	648	1,022	8,693

Total	$2,618	$74	$5,458	$684	$1,022	$9,856

Loans:

Individually evaluated for impairment	$2,402	$—	$2,329	$134	$5	$4,870
Collectively evaluated for impairment	190,930	16,628	363,491	102,075	123,116	796,240

Total	$193,332	$16,628	$365,820	$102,209	$123,121	$801,110

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 4.                                 Loans (Continued)

The following tables present loans that were modified as troubled debt restructurings during the years ended December 31:

	2017
		Pre	Post
		-Modification	-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded		Specific
	Contracts	Investment	Investment	Charge-offs	Reserves

	(in thousands, except number of contracts)
Commercial	1	$1,707	$645	$1,005	$—
Commercial real estate
Owner occupied	1	$101	$96	$—	$—
Construction real estate	4	$2,639	$958	$1,548	$2
Residential real estate	1	239	186	52	—
Total	7	$4,686	$1,885	$2,605	$2

2016
		Pre	Post
		-Modification	-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded		Specific
	Contracts	Investment	Investment	Charge-offs	Reserves

(in thousands, except number of contracts)
Commercial	1	$1,724	$1,724	$—	$410
Total	1	$1,724	$1,724	$—	$410

Included in impaired loans are certain loans that have been modified because of deterioration in the financial condition of the borrower.  These loans are accounted for as troubled debt restructurings and totaled $2.6 million and $3.3 million as of December 31, 2017 and 2016, respectively.  Troubled debt restructurings accruing interest totaled $245,000 and $2.5 million as of December 31, 2017 and 2016.

In its estimate of the allowance for loan losses, management considers the probability of troubled debt restructurings re-default and its impact on expected cash flows.  There were no troubled debt restructurings entered into during 2017 or 2016 that subsequently defaulted within 12 months of their modification date.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 5.                                 Other Real Estate Owned

Details related to the activity in the other real estate owned (“OREO”) portfolio, net of valuation reserve, for the periods ended December 31 are presented in the following table:

	Year ended	Year ended
	December 31,	December 31,
	2017	2016
	(in thousands)
Beginning balance	$748	$1,130
Loans transferred to real estate owned	1,134	219
Reductions of valuation allowance from sales of real estate owned	44	—
Direct write-downs	(17)	(9)
Sale of real estate owned	(1,856)	(433)
Write-down charge to valuation reserve	—	(159)
End of Year	$53	$748

The balance of OREO included $53,000 and $139,000 of foreclosed residential real estate properties recorded as a result of obtaining physical possession of the property as of December 31, 2017 and 2016 respectively.  As of December 31, 2017 and 2016, there were no consumer mortgage loans secured by residential real estate properties for which formal foreclosure is in process.

Activity in the valuation allowance was as follows for the periods ended December 31:

	Year ended	Year ended
	December 31,	December 31,
	2017	2016
	(in thousands)
Beginning balance	$50	$6
Reductions from sales of real estate owned	(44)	(115)
Write-down charge to valuation reserve	—	159
End of Year	$6	$50

Expenses related to OREO, net of lease revenue, if any, for the periods ended December 31 includes:

	Year ended	Year ended
	December 31,	December 31,
	2017	2016
	(in thousands)
Net loss (gain) on sales	$(8)	$(44)
Provision for unrealized losses	—	159
Operating expenses, net of rental income	18	41
OREO expense, net	$10	$156

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 6.                                 Loan Servicing

Mortgage loans serviced for others are not reported as assets.  The principal balances of these loans as of December 31 are as follows:

	2017	2016
	(in thousands)
FNMA	$711,309	$708,279
FHLMC	715	845
FHLB	37,233	28,191
Unpaid principal balance of mortgage loans serviced for others	$749,257	$737,315

Custodial escrow accounts maintained in connection with serviced loans were $9.1 million and $8.6 million as of December 31, 2017 and 2016, respectively.

Activity for loan servicing rights and the related valuation are as follows for the periods as of December 31:

	2017	2016
	(in thousands)
Loan servicing rights
Beginning of year	$5,771	$5,227
Additions	1,188	1,353
Disposals	(472)	(509)
Changes due to assumption changes	493	—
Other changes in fair value	(767)	(300)
End of year	$6,213	$5,771

Fair value at December 31, 2017 was determined using discount rates ranging from 7.07% to 25.03% and prepayment speeds ranging from 4.9% to 27.2%, depending on the specific stratification of the specific right.  Fair value at December 31, 2016 was determined using discount rates ranging from 9.95% to 25.04% and prepayment speeds ranging from 4.6% to 22.3%, depending on the specific stratification of the specific right.

Note 7.                                 Derivative Financial Instruments

The Company enters into contracts that meet the definition of derivative financial instruments in accordance with ASC 815-Derivatives and Hedging.  Derivatives are used as part of a risk management strategy to address exposure to changes in interest rate inherent in the Company’s origination and sale of certain residential mortgages into the secondary market.  These derivative contracts used for risk management purposes include:  (1) interest rate lock commitments provided to customers to fund mortgages intended to be sold; and (2) forward sale contracts for the future delivery of funded residential mortgages.

Forward sale contracts are entered into when interest rate lock commitments are granted to customers in an effort to economically hedge the effect of future changes in interest rates on the commitments to fund mortgage loans intended to be sold (“the pipeline”), as well as on the portfolio of funded mortgages not yet sold (the “warehouse”).  For accounting purposes, these derivatives are not designated as being in a hedging relationship.  The contracts are carried at fair value on the Consolidated Balance Sheets, with changes in fair values recorded in the Consolidated Statements of Operations.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 7.                                 Derivative Financial Instruments (Continued)

Derivative financial instruments, as of December 31, are summarized as follows:

		2017		2016
			Estimated		Estimated
	Balance Sheet	Notional	Fair	Notional	Fair
	Location	Amount	Value	Amount	Value
	(in thousands)
Derivative Assets:
Interest rate lock commitments	Other assets	$5,677	$73	$9,428	$152
Forward contracts to sell mortgage loans	Other assets	1,300	1	11,500	132
Total included in other assets			$74		$284

Derivative Liabilities:
Interest rate lock commitments	Other liabilities	$—	$—	$783	$12
Forward contracts to sell mortgage loans	Other liabilities	3,950	5	7,020	32
Total included in other liabilities			$5		$44

Net derivative gains (losses) included in the consolidated statements of operations, in net gain on sale of loans, related to derivative financial instruments are summarized as follows:

	2017	2016
	(in thousands)

Interest rate lock commitments	$(67)	$126
Forward contracts to sell mortgage loans	(104)	100
Total	$(171)	$226

Note 8.                                 Premises and Equipment

A summary of premises and equipment as of December 31 follows:

	2017	2016
	(in thousands)
Land and land improvements	$6,465	$5,837
Buildings	23,654	20,704
Furniture, fixtures and equipment	7,837	8,221
Construction-in-progress	—	24
Leasehold improvements	2,398	2,398
	40,354	37,183
Less accumulated depreciation	(17,025)	(15,674)
	$23,329	$21,509

Depreciation expense	$1,941	$1,859

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 8.                                 Premises and Equipment (Continued)

The Bank leased a facility in Rockford under a lease dated January 1, 1998 from a land trust controlled by a related party.  During the first quarter of 2017, the Board of Directors approved the purchase of the facility for $3.7 million.

The total net rental expense included in the Consolidated Statements of Operations for the related party lease is $132,000 and $525,000 for 2017 and 2016 respectively.

The Bank leases several banking facilities from non-related parties.  Lease terms generally are for five-year periods, with varying options for two to five year renewals.

The total minimum rental commitment at December 31, 2017, for leases from non-related parties is as follows:

Year Ending	Amount of Future
December 31,	Minimum Payments
(in thousands)
2018	$246
2019	165
2020	18
2021	—
2022	—
$429

The total rental expense included in the Consolidated Statements of Operations for leases from non-related parties is $265,000 and $ 265,000 for the year ended December 31, 2017 and 2016, respectively.

Note 9.                                 Deposits

The aggregate amounts of time deposits (including certificates of deposit) in denominations that meet or exceed the FDIC insurance limit of $250,000 were $23.0 million and $25.8 million as of December 31, 2017 and 2016, respectively.

At December 31, 2017, the scheduled maturities of time deposits are as follows:

Amount
(in thousands)
Matures During Year Ending December 31:
2018	$94,360
2019	34,979
2020	32,045
2021	13,830
2022	11,991
thereafter	5,397
Total time deposits	$192,602

The Company had brokered deposits of $19.4 million and $24.6 million as of December 31, 2017 and 2016, respectively.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 10.                          Borrowed Funds

The Bank’s borrowings at the Federal Home Loan Bank (FHLB) requires that the Bank be a member and invest in the stock of the FHLB.  As of December 31, 2017, total borrowings are generally limited to the lower of 35% of total assets or the combination of 80% of the book value of certain mortgage loans and 75% of the book value of certain loans secured by other non-farm/non-residential commercial real estate properties.  As of December 31, 2017, the Bank had advances totaling $18.4 million, which were fully collateralized by the loans pledged.  At the same time, the Bank had $97.1 million of borrowings available and unused base on collateral pledged.  The FHLB provides both fixed and floating rate advances as well as letter of credits issued on behalf of bank customers.  The Bank had no letters of credit outstanding at December 31, 2017  and at December 31, 2016.

Pursuant to collateral agreements with FHLB, advances were collateralized by qualifying first mortgage loans totaling approximately $71.6 million and $63.9 million at December 31, 2017 and 2016 respectively.  In addition, FHLB advances were further collateralized by loans secured by other non-farm/non-residential commercial real estate properties of $77.6 and $85.0 million at December 31, 2017 and 2016 respectively.

Federal Home Loan Bank advances outstanding as of December 31, 2017:

Description	Maturity	Balance	Interest Rate
	(in thousands)
Fixed Rate Term	10/07/19	1,400	1.53%
Fixed Rate Term	05/15/20	3,000	2.59%
Fixed Rate Term	08/29/22	2,400	3.46%
Level Payment Amortizer	02/21/23	11,624	2.12%
		$18,424

Principal payments on the Level Payment Amortizer advance are as follows:

Amount of
(in thousands)
Principal Payment During Year Ending December 31:
2018	$774
2019	790
2020	807
2021	824
2022	842
thereafter	7,587
Total Level Payment Amortizer	$11,624

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 10.                          Borrowed Funds (Continued)

Federal Home Loan Bank advances outstanding as of December 31, 2016:

Description	Maturity	Balance	Interest Rate
	(in thousands)
Fixed Rate Term	10/05/17	$1,500	1.02%
Fixed Rate Term	10/07/19	1,400	1.53%
Fixed Rate Term	05/15/20	3,000	2.59%
Fixed Rate Term	08/29/22	2,400	3.46%
Level Payment Amortizer	02/21/23	12,381	2.12%
		$20,681

In addition to the above borrowing activity, the Bank participates in FHLB Community Investment Programs including the Competitive Affordable Housing Program (“AHP”), which assists qualified borrowers with obtaining funding for housing related projects.  While the borrower retains primary responsibility for administering the funds advanced under such programs, the Bank agrees to sponsor the borrower and provide program oversight for such funds.  That off-balance sheet commitment activity is discussed in Note 13 to these consolidated financial statements.

The Bank participates in the Federal Reserve Bank’s Discount Window Borrower-In-Custody Program.  Under this Program, the Bank can borrow from the Federal Reserve based on the value of eligible loans and securities.  As of December 31, 2017 and 2016, the Bank’s availability under this Program was $46.9 million and $60.8 million, respectively.  There were no outstanding borrowings at December 31, 2017 and 2016.

The Company has a $10.0 million revolving line of credit, originating in 2014, with no balance outstanding as of December 31, 2017; interest on advances accrues at LIBOR plus 250 basis points. The revolving line of credit matures on May 14, 2018.  Prepayments can be made on the note without penalty.  Advances on the line of credit are secured by all of the shares of capital stock of the Bank.  The loan agreement contains certain restrictive covenants.  The company is in violation of a restrictive covenant and as a result, the line of credit is frozen until either the Company cures the covenant violation or the line of credit is renegotiated. The Company terminated the line of credit February 2018.

Note 11.                          Benefit Plans

The Company has a profit-sharing plan covering substantially all employees.  Participants are not required to contribute, but may make voluntary contributions up to legal limits.  Effective 2017, the Company matched each participant’s contribution up to 3% plus 50% of the participant’s contribution exceeding 3% up to 5% of the participant’s compensation.  Prior to 2017, the Company was required to match each participant’s contribution up to 3% of the participant’s compensation. The plan provides for discretionary contributions to be determined annually by the Board of Directors.  Total discretionary and matching contributions charged to expense, net of forfeitures, were $1.4 million and $1.2 million for the years ended December 31, 2017 and 2016, respectively.

The Company maintains a voluntary Nonqualified Deferred Compensation Plan (Plan) for all directors and certain executive officers of the Company.  The Plan allows directors to defer some or all of their compensation.  The Company may also elect to make additional discretionary contributions to the Plan.  Compensation is deferred into various investment account types at the direction of the director or executive officer.  As of December 31, 2017 and 2016, the Company had accrued $2.3 million and $1.9 million, respectively, in deferred director and officer compensation.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 11.                          Benefit Plans (Continued)

The Bank has purchased life insurance contracts for certain employees.  The Bank is the owner and co-beneficiary of the life insurance policies, which provide an aggregate death benefit of approximately $62 million and $62 million at December 31, 2017 and 2016, respectively.  The liability for the co-beneficiaries is $308,000 and $275,000 at December 31, 2017 and 2016, respectively, and the related expense for the years then ended was $34,000 and $21,000, respectively.  These policies have cash surrender values of $22.5 million and $21.9 million at December 31, 2017 and 2016, respectively.

Note 12.                          Long-Term Incentive Plan

The 2015 Alpine Bancorporation, Inc., Restricted Stock Plan (“Incentive Plan”) was approved by the duly authorized Compensation Committee of the Company’s Board of Directors in November 2015 subject to shareholder consent, which was subsequently received in December 2015.  The Incentive Plan authorizes the issuance of up to 450,000 shares of the Company’s stock and includes the granting of restricted stock units (“RSU”) and restricted stock.  Stock based awards may be granted to selected directors and officers or employees at the discretion of the Compensation Committee of the Board of Directors, which also has discretionary authority to change some terms.  The terms of an award require achievement of certain performance targets including metrics for minimum performance thresholds for an award to be earned.  The performance period is generally three years from the date of award, but allows up to an additional ten-week calculation period to finalize the earned award amount.  These awards have no voting or dividend rights and are subject to forfeiture until certain restrictions have lapsed including the employment period.  Awards granted under the Incentive Plan become fully vested upon a merger or change in control of the Company.

The remaining awards issuable under the plan were 364,706 as of December 31, 2017.    The number of Restricted Share Units awarded and still outstanding is 85,294.  The fair value of the restricted stock units is amortized to compensation and benefits over the vesting period.  The expense for the Restricted Stock Plan was $600,000 and 260,000 for the year ended December 31, 2017 and 2016 respectively.

Note 13.                          Off-Balance-Sheet Risk, Commitments, and Contingent Liabilities

To meet the financing needs of its customers, the Bank, as a subsidiary of the Company, is a party to various financial instruments with off-balance-sheet risk in the normal course of business.  These off-balance-sheet financial instruments include commitments to originate and sell loans as well as financial standby, performance standby and commercial letters of credit.  The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.  The Bank’s exposure to credit loss for loan commitments and letters of credit is represented by the dollar amount of those instruments.  Commitments may expire without being used.

Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of these instruments.  The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 13.                          Off-Balance-Sheet Risk, Commitments, and Contingent Liabilities (Continued)

Standby and performance letters of credit are considered financial guarantees in accordance with generally accepted accounting principles.  These letters of credit are typically issued for a period of one year, but can be extended depending on customer needs.  As of December 31, 2017, the maximum remaining term for any outstanding letters of credit was approximately 2 years, expiring on August 8, 2019.

Financial instruments outstanding whose contract amounts represent off-balance-sheet credit risk are as follows:

	December 31,
	2017	2016
	(in thousands)
Commitments to extend credit	$58,037	$62,119
Unfunded lines of credit	195,497	202,755
Standby letters of credit	1,122	1,028
Performance letters of credit	2,343	2,040
Less commitments to sell participations	(6,591)	(10,635)

Included in the amounts in the above table are commitments to extend credit and standby letters of credit to directors, officers, and principal shareholders of the Company and the Bank.  A summary of commitments and letters of credits to insiders is as follows:

	December 31,
	2017	2016
	(in thousands)
Unfunded lines of credit	$13,630	$12,507
Performance letters of credit	277	215

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Bank evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management’s credit evaluation of the party.  Collateral held varies, but may include accounts receivable, crops, livestock, inventory, property and equipment, residential real estate, and income-producing commercial properties.

Unfunded lines of credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract and may be drawn upon a borrowers’ discretion.

Standby and performance letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party.  Those guarantees are primarily issued to support public and private borrowing arrangements.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  Collateral held varies as specified above and is required in instances which management deems necessary.  In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Company would be required to fund the commitment.  The maximum potential amount of future payments the Company would be required to make is represented by the contractual amounts shown in the summary above.  If the commitment were funded, the Company would be entitled to seek recovery from the customer.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 13.                          Off-Balance-Sheet Risk, Commitments and Contingent Liabilities (Continued)

Unfunded Commitment and Repurchase Loan Reserves

In addition to the allowance for loan losses reflected on the Consolidated Balance Sheets, management estimated a reserve for off balance sheet liabilities related to unfunded loan commitments at December 31, 2017.  The Bank also has a separate reserve for the estimated liability to repurchase previously sold loans.  The reserve for unfunded loan related commitments includes unfunded commitments to lend as well as commercial, performance, and standby letters of credit.  Both of these reserves are classified in other liabilities on the Consolidated Balance Sheets.  The respective balance of each of these reserves for the periods ending December 31 is as follows:

	2017	2016
	(in thousands)
Reserve for unfunded commitments
Beginning balance	$65	$45
Provision for unfunded commitments	—	20
Ending reserve for unfunded commitments	$65	$65

	2017	2016
	(in thousands)
Reserve for repurchased loans
Beginning balance	$295	$271
Charge-off	(17)	(81)
Recovery	2	10
Provision for repurchased loans	(149)	95
Ending reserve for repurchased loans	$131	$295

The amount of the allowance for unfunded loan commitments is determined using a reserve rate estimate that applies to each associated category multiplied by the unfunded commitment amount.  The reserve also covers potential loss on commercial, performance, and standby letters of credit outstanding for which the Bank may be unable to recover the amount outstanding.

Loans intended to be sold are originated in accordance with specific criteria established by the investor agencies — these are known as “conforming loans”.  During the sale of these loans, certain representations and warranties are made that the loans conform to these previously established underwriting standards.  In event that any of these representations and warranties or standards are found to be out of compliance, the Company may be responsible for repurchasing the loan at the unpaid principal balance or indemnifying the buyer against loss related to those loans.  The estimated amount of the reserve for repurchased loans is determined by a review of investor requests regarding reimbursement and the probability of future payment.

As disclosed in Note 10 to these consolidated financial statements, the Bank is a member of the Federal Home Loan Bank of Chicago.  As such, the Bank participates in FHLB Community Investment Programs including the Competitive Affordable Housing Program (“AHP”), which assists borrowers with obtaining funding for qualified housing related projects.  While the borrower retains primary responsibility for administering the funds advanced under this program, the member Bank agrees to act as sponsor and provide program oversight for those funds.  As of December 31, 2017, the approved and disbursed amounts under the AHP program were $1.6 million and $1.3 million, respectively, as compared to $1.6 million and $1.3 million approved and disbursed, respectively, at December 31, 2016.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 13.                          Off-Balance-Sheet Risk, Commitments and Contingent Liabilities (Continued)

The Company offers a deposit product, secured by investment in a third-party mutual fund that is not recorded in the balance sheet.  Deposits and withdrawals are swept daily to and from the fund.  The Company has no direct claim to the fund investments.  Off-balance-sheet mutual fund deposits totaled $14.2 million and $12.9 million for years ended December 31, 2017 and 2016, respectively.

Loss Contingencies:  Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.  Management does not believe there now are such matters that will have a material effect on the financial statements.

Note 14.                          Fair Value Measurement

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Generally accepted accounting principles establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that maybe used to measure fair value:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active and other inputs that are observable or can be corroborated by observable market data.

Level 3:  Significant unobservable inputs that reflect a Bank’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Any transfers between levels are deemed to have occurred at the end of the reporting period.  For the years ended December 31, 2017, and 2016 there were no significant transfers between levels.  A description of the valuation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

Securities:  Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  Level 1 securities would include highly liquid government bonds and exchange traded equities.  If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow.  Level 2 securities would include U.S. agency securities, mortgage-backed agency securities, obligations of states and political subdivisions and certain corporate, asset backed and other securities.  For securities where quoted prices or market prices are not available, Level 3 is utilized.  Level 3 fair values are calculated by management on a quarterly basis using discounted cash flows.  These discounted cash flow calculations incorporate loss severities, volatility, credit spreads, defaults, deferrals and illiquidity.

Derivatives:  Derivatives instruments such as interest rate lock commitments and forward contracts are valued by means of pricing models based on readily observable market parameters such as interest rate yield curves and option pricing volatilities (Level 2).

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 14.                          Fair Value Measurement (Continued)

Loans held-for-sale:  Loans held—for-sale are carried at fair value, in accordance with The Fair Value Option for Financial Assets and Financial Liabilities.  The fair value of loans held-for-sale is determined using quoted market prices for similar assets (Level 2).

Mortgage servicing rights:  Mortgage servicing rights do not trade in an active market with readily observable prices.  Accordingly, the Bank determines the fair value of mortgage servicing rights by estimating the present value of the future cash flows associated with the loans being serviced.  Key economic assumptions used in measuring the fair value of mortgage servicing rights include prepayment speeds and discount rates.  While market-based data is used to determine the input assumptions, the Bank incorporates its own estimates of assumptions market participants would use in determining fair value of mortgage servicing rights (Level 3).

Impaired loans:  The Company does not record loans at fair value on a recurring basis.  However, from time to time, a loan is considered impaired and an allowance for loan losses is established.  The specific reserves for collateral dependent impaired loans are generally based on the fair value of the collateral less estimated costs to sell.  For loans collateralized by real estate, the fair value of collateral was determined based on appraisals, net estimated costs to sell.

Appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.  Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between comparable sales and income data available.  Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.  Non real estate collateral may be valued using an appraisal, book values, or aging reports adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and managements expertise and knowledge of the client and client’s business, resulting in Level 3 fair value classification.  Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Other Real Estate Owned:  Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned are measured at the lower of carrying amount or fair value, less costs to sell.  Fair values are generally based on third party appraisals of the property.  Appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.  Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between comparable sales and income data available.  Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.  Other real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.  In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized.

Derivatives:  Derivatives contracts include:  (1) interest rate lock commitments provided to customers to fund mortgages intended to be sold; and (2) forward sale contracts for the future delivery of funded residential mortgages.

The contracts are carried at fair value in accordance ASC 815-Derivatives and Hedging, with  using quoted market prices for similar assets and liabilities (Level 2).

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 14.                          Fair Value Measurement (Continued)

The following tables provide the hierarchy and fair value for each major category of assets and liabilities measured at fair value at December 31, 2017:

Assets and Liabilities measured at fair value on a recurring basis

	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Securities available-for-sale:
U.S. Government and federal agency	$15,124	$63,389	$—	$78,513
State and municipal bond	—	96,511	—	96,511
Residential mortgage backed securities	—	130,703	—	130,703
Marketable equity securities	8,512	—	—	8,512
Loan held for sale, at fair value	—	5,216	—	5,216
Mortgage servicing rights	—	—	6,213	6,213
Derivatives	—	74	—	74

Liabilities:
Derivatives	$—	$5	$—	$5

Assets and Liabilities measured at fair value on a non-recurring basis

	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Collateral dependent impaired loans, net of specific reserves	$—	$—	$196	$196
Other Real Estate Owned	—	—	53	53

Collateral dependent impaired loans with the carrying amount of $363,000 were considered impaired and were written down to their estimated fair value of $196,000 by recognizing a specific valuation allowance of $167,000.

Other Real Estate Owned, which is measured at the lower of carrying value or fair value less costs to sell, were carried at their fair value of $53,000.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 14.                          Fair Value Measurement (Continued)

The following is a reconciliation of assets measured as fair value on a recurring basis using significant unobservable inputs (level 3):

	Year Ended December 31,
	2017	2016
Mortgage Servicing Rights
Beginning balance	$5,771	$5,227
Total gains or losses included in earnings	(274)	(300)
Issuances	716	844
Ending Balance	$6,213	$5,771

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value at December 31, 2017:

	Fair	Valuation	Unobservable
	Value	Technique	Input
	(in thousands)
Mortgage servicing rights	$6,213	Discounted cash flows. As discussed in Note 6 to these consolidated financial statements.	Prepayment rates. As discussed in Note 6 to these consolidated financial statements.

Collateral dependent impaired loans, net of specific reserves	$196	Sales comparison approach	Appraised values

Other real estate owned	$53	Sales comparison approach	Appraised values

The Bank reduced the appraised values by selling and holding costs, which were estimated at 10% for the period ended December 31, 2017 and December 31, 2016.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 14.         Fair Value Measurement (Continued)

The following tables provide the hierarchy and fair value for each major category of assets and liabilities measured at fair value at December 31, 2016:

	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Securities available-for-sale:
U.S. Government and federal agency	$20,727	$85,644	$—	$106,371
State and municipal bond	—	105,607	—	105,607
Residential mortgage backed securities	—	120,908	—	120,908
Corporate Bonds	—	515	—	515
Marketable equity securities	7,811	—	—	7,811
Loan held for sale, at fair value	—	13,568	—	13,568
Mortgage servicing rights	—	—	5,771	5,771
Derivatives	—	284	—	284

Liabilities:
Derivatives	$—	$44	$—	$44

Assets and Liabilities measured at fair value on a non-recurring basis

	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Collateral dependent impaired loans, net of specific reserves	$—	$—	$1,442	$1,442
Other Real Estate Owned	—	—	748	748

Loans with the carrying amount of $2.6 million were considered impaired and were written down to their estimated fair value of $1.4 million by recognizing a specific valuation allowance of $1.2 million.

Other Real Estate Owned, which is measured at the lower of carrying value or fair value less costs to sell, were carried at their fair value of $748,000.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 15.         Fair Value of Financial Instruments

The FASB specifies the disclosure of the estimated fair value of financial instruments.  The Company’s estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.  However, considerable judgment is required to develop the estimates of fair value.  Accordingly, the estimates are not necessarily indicative of the amounts the Company could have realized in a current market exchange.  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Fair value estimates are subjective in nature, involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents:  For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities: See Note 14 — Fair Value Measurement in the notes to these consolidated financial statements for additional discussion.

Non-marketable equity securities:  No ready market exists for the equity securities, as they have no quoted market value.  The carrying amount of non-marketable equity securities approximates their fair value.

Loans, net:  The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings for the same remaining maturities.

Loans held-for-sale: See Note 14 — Fair Value Measurement in the notes to these consolidated financial statements for additional discussion.

Banked-owned life insurance:  The carrying amount of the cash surrender value of life insurance approximates its fair value as the carrying value represents the current settlement amount.

Deposits:  The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable at the reporting date.  The fair value of time deposits is estimated using discounted future cash flows as current rates offered for deposits of similar remaining maturities.

FHLB advances:  The fair value of FHLB advances was estimated considering current interest rates for similar advances plus any estimated prepayment penalties.

Accrued interest:  The carrying amounts of accrued interest approximate fair value.

Off-balance-sheet financial instruments:  No estimated fair value is attributable to unused lines of credit and letters of credit.  Fair Value Measurement of derivative financial instruments related to mortgage loan origination is discussed in Note 14 — Derivative Financial Instruments in the notes to these consolidated financial statements.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 15.         Fair Value of Financial Instruments (Continued)

The estimated fair values of the Company’s financial instruments as of December 31 are as follows:

	December 31, 2017
	Carrying Value	Fair Value	Level 1	Level 2	Level 3
	(in thousands)
Financial Assets:
Cash and cash equivalents	$33,619	$33,619	$33,619	$—	$—
Securities available-for-sale	314,239	314,239	23,636	290,603	—
Securities held-to-maturity	5,496	5,531	—	5,531	—
Non-marketable equity securities	2,127	2,127	—	2,127	—
Bank-owned life insurance (BOLI)	22,482	22,482	—	22,482	—
Loans held-for-sale, at fair value	5,216	5,216	—	5,216	—
Loans, net	818,056	810,209	—	—	810,209
Accrued interest receivable	4,904	4,904	4,904	—	—

Financial Liabilities:
Non-interest bearing deposits	$338,207	$338,207	$338,207	$—	$—
Interest bearing deposits	766,586	756,697	573,075	—	183,622
FHLB Advances	18,424	18,520	—	18,520	—
Other borrowings
Accrued interest payable	505	505	505	—	—

	December 31, 2016
	Carrying Value	Fair Value	Level 1	Level 2	Level 3
	(in thousands)
Financial Assets:
Cash and cash equivalents	$31,741	$31,741	$31,741	$—	$—
Securities available-for-sale	341,212	341,212	28,538	312,674	—
Securities held-to-maturity	5,495	5,518	—	5,518	—
Non-marketable equity securities	3,759	3,759	—	3,759	—
Bank-owned life insurance (BOLI)	21,867	21,867	—	21,867	—
Loans held-for-sale, at fair value	13,568	13,568	—	13,568	—
Loans, net	791,254	785,845	—	—	785,845
Accrued interest receivable	4,804	4,804	4,804	—	—

Financial Liabilities:
Non-interest bearing deposits	$325,829	$325,829	$325,829	$—	$—
Interest bearing deposits	783,617	774,925	563,585	—	211,340
FHLB Advances	20,681	20,922	—	20,922	—
Accrued interest payable	654	654	654	—	—

Note 16.         Regulatory Matters

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies.  Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve qualitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices.  Capital amounts and classifications are also subject to qualitative judgement by regulators.  Failure to meet capital requirements can initiate regulatory action.  The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. Banks (Basel III rules) became effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule and fully phased in by January 1, 2019.  The net unrealized gain or loss on available-for-sale securities is not included in computing regulatory capital.  Management believes as of December 31, 2017, the Company and Bank meet all capital adequacy requirements to which they are subject.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 16.         Regulatory Matters (Continued)

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these items are not used to represent overall financial condition.  If adequately capitalized, regulatory approval is required to accept brokered deposits.  If undercapitalized, capital distributions are limited, as to asset growth and expansion, and capital restoration plans are required.  At December 31, 2017 and 2016, the Bank is considered as well capitalized under the regulatory framework for prompt corrective action.  There are no conditions or events since that notification that management believes have changed the institution’s category.

The actual capital amounts and ratios for the Company and Bank as of December 31 are presented in the following table:

					Minimum Required to Be
			Minimum Required for		Well Capitalized Under
			Capital Adequacy		Prompt Corrective Action
	Actual		Purposes		Requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2017
Total Capital to risk weighted assets
Company	$115,640	12.55%	$73,709	8.00%	NA	NA
Bank	114,937	12.48%	73,675	8.00%	92,094	10.00%
Tier 1 (Core) Capital to risk weighted assets
Company	$109,070	11.84%	$55,281	6.00%	NA	NA
Bank	108,367	11.77%	55,256	6.00%	73,675	8.00%
Common Equity Tier 1 Capital to risk-weighted assets (CET1)
Company	$109,070	11.84%	$41,461	4.50%	NA	NA
Bank	108,367	11.77%	41,442	4.50%	59,861	6.50%
Tier 1 (Core) Capital to average assets (leverage)
Company	$109,070	8.68%	$50,251	4.00%	NA	NA
Bank	108,367	8.63%	50,239	4.00%	62,799	5.00%

As of December 31, 2016
Total Capital to risk weighted assets
Company	$118,380	12.75%	$74,287	8.00%	NA	NA
Bank	117,579	12.67%	74,255	8.00%	92,818	10.00%
Tier 1 (Core) Capital to risk weighted assets
Company	$108,391	11.67%	$55,715	6.00%	NA	NA
Bank	107,658	11.60%	55,691	6.00%	74,255	8.00%
Common Equity Tier 1 Capital to risk-weighted assets (CET1)
Company	$108,391	11.67%	$41,786	4.50%	NA	NA
Bank	107,658	11.60%	41,768	4.50%	60,332	6.50%
Tier 1 (Core) Capital to average assets (leverage)
Company	$108,391	8.69%	$49,904	4.00%	NA	NA
Bank	107,658	8.63%	49,891	4.00%	62,364	5.00%

Dividend Restrictions—The Company’s principal source of funds for dividend payments is dividends received from the Bank.  Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies.  Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s profits, combined with the retained profit of the previous two years, subject to the capital requirements described above.  Pursuant to the Basel III rules that came into effect January 1, 2015, the Bank must keep a buffer of 0.625% for 2016, 1.25% for 2017, 1.875% for 2018, and 2.5% for 2019 and thereafter of minimum capital requirements in order to avoid additional limitations on capital distributions.

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 17.         Related-Party Transactions

Loans to principal officers, directors and their affiliates during 2017 were as follows (in thousands):

Beginning balance	$19,274
Prinicpal advances	48,319
Effect in changes in composition of related parties	—
Repayments	(48,503)
Ending balance	$19,090

These loans were made substantially in the same terms, including interest rates and collateral as those prevailing at the same time for comparable transactions with other persons and did not involve more than normal risks of collectability.  The total of unfunded loan commitments to related parties is detailed in Note 13 to these consolidated financial statements.

Deposit accounts from principal officers, directors and their affiliates at December 31, 2017 and 2016 totaled $11.3 million and $9.5 million, respectively.

Note 18.         Earnings per Share

Basic earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share is computed using the weighted-average number of shares determined for the basic earnings per common share computation plus any dilutive effects if applicable.

The factors used in the earnings per share computation follows:

	2017	2016

Basic
Net income (in thousands)	$17,026	$14,440
Weighted average common shares outstanding	8,455,551	8,470,743
Basic earnings per common share	$2.01	$1.70

Diluted
Net income (in thousands)	$17,026	$14,440
Weighted average common shares outstanding for basic earning per common share	8,455,551	8,470,743
Add: Dilutive effects	—	—
Average dilutive common shares	8,455,551	8,470,743
Diluted earnings per common share	$2.01	$1.70

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 19.         Parent Company Only Condensed Financial Information

Condensed Balance Sheets as of December 31 are as follows:

	2017	2016
	(in thousands)
Assets
Cash and cash equivalents	$489	$583
Investments in subsidiary	107,920	108,285
Other assets	417	473
Total assets	$108,826	$109,341
	—	—
Liabilities
Other liabilities	$203	$171
Total liabilities	203	171

Stockholders’ Equity
Total stockholders’ equity	108,623	109,170
Total liabilities and stockholders’ equity	$108,826	$109,341

Condensed Statements of Operations for the years ended December 31 are as follows:

	2017	2016
	(in thousands)
Operating income
Dividends from subsidiary	$16,450	$10,460
Net gain on sales of securities	190	—
Other income	366	216
	17,006	10,676

Operating Expenses
Other interest expense	—	1
Other expenses	787	685
	787	686

Income before income taxes	16,219	9,990
Income tax benefit	104	8
Income before equity in undistributed net income of subsidiary	16,323	9,998
Equity in undistributed net income of subsidiary	703	4,442
Net income available to common stockholders	$17,026	$14,440

Comprehensive income	$15,800	$8,852

ALPINE BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

December 31, 2017 and 2016

Note 19.         Parent Company Only Condensed Financial Information (Continued)

Condensed Statements of Cash Flow for the years ended December 31 are as follows:

	2017	2016
	(in thousands)
Cash flows from operating activities
Net income	$17,026	$14,440
Adjustments to reconcile net income to net cash provided by operating activities
Increase in equity in undistributed net income of subsidiary	(703)	(4,442)
Net gain on sale of securities	(190)
Change in other assets	(253)	271
Change in other liabilities	32	13
Net cash provided by operating activities	15,912	10,282
Cash flows from investing activities
Proceeds from sales of securities available-for-sale	546	—
Purchases of securities available-for-sale	(205)	—
Net cash provided by investing activities	341	—
Cash flows from financing activities
Net change in line of credit	—	(150)
Dividends paid	(15,899)	(9,724)
Purchase of treasury shares	(498)	(546)
Sales of treasury shares	50	546
Net cash used in financing activities	(16,347)	(9,874)
Net change in cash and cash equivalents	(94)	408
Cash and cash equivalents at beginning of period	583	175
Cash and cash equivalents at end of period	$489	$583